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                                                                    EXHIBIT 23.2

                           ANDERSON ASSOCIATES, LLP

                         Certified Public Accountants
                                7621 Fitch Lane
                           Baltimore, Maryland 21236
                                 410-882-8050


     As the independent certified public accountant of Northfield Federal Savings, we hereby consent to the use of our report and to all references to our Firm included in or made part of Amendment No. 1 the Registration Statement on Form SB-2 of Northfield Bancorp, Inc. and in the Amended Form AC, Application for Conversion of Northfield Federal Savings.


May 6, 1998

/s/ Anderson Associates LLP
    Anderson Associates, LLP
    Baltimore, Maryland